Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
National CineMedia, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share
	Other	Warrants
	Other	Units
	Unallocated (universal) Shelf		457(o)	$100,000,000 (1)	(2)	$100,000,000 (1)	0.0001102	$11,020
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$100,000,000		$11,020
	Total Fees Previously Paid							—
	Total Fee Offsets							$11,020
	Net Fee Due							$0
(1)Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

Exhibit 107
(2)The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)As set forth in Table 2 below, pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $11,020 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with the unsold shares of Common Stock registered on the registrant’s Registration Statement on Form S-3 (File No. 333-238015) filed on May 5, 2020, with the source of such fee offset the registrant's Registration Statement on Form S-3ASR (File No. 333-200976) filed on December 16, 2014 (together, the “Prior Registration Statements”), which offering has been terminated. No shares of Common Stock were sold under the Prior Registration Statements.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		—	—	—		—
Fees Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	National CineMedia, Inc.	S-3	333-238015	May 5, 2020		$32,971	Equity	Common Stock, par value $0.01 per share	(2)	(2)
Fees Offset Sources	National CineMedia, Inc.	S-3ASR	333-176055		August 4, 2011						$45,157.67